Exhibit 15.2

If you do not expressly indicate how you wish your vote to be cast, your shares will be voted in accordance with the proposals of the Luxottica Group S.p.A. Board of Directors.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE  ☐

Consideration of resolutions relating to:

ORDINARY MEETING

Agenda Item 1	NON-VOTING ITEM

	FOR	AGAINST	ABSTAIN
Agenda Item 2	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Agenda Item 3	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Agenda Item 4	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Agenda Item 5	☐	☐	☐

EXTRAORDINARY MEETING

	FOR	AGAINST	ABSTAIN
Agenda Item 1	☐	☐	☐

Given on:	2008	Corporate or entity shareholder:	Name of signatory(ies):
Signed:		Name:
Individual Shareholder:		For and on behalf of the above shareholder by:	Title of signatory(ies):
Name:

FOLD AND DETACH HERE

AGENDA

NOTICE OF CALL

ORDINARY AND EXTRAORDINARY MEETING OF SHAREHOLDERS

ORDINARY MEETING

Consideration of resolutions relating to:

1.	The approval of the Company’s Statutory Financial Statements for the year ended December 31, 2007

2.	The allocation of net income and the distribution of dividends

3.	The determination of the compensation for the Board of Directors for 2008

4.	The approval of an incentive compensation plan in accordance with article 114 bis, legislative decree n. 58/1998

5.	The approval of a share buy-back program and proposed subsequent dispositions of treasury shares

EXTRAORDINARY MEETING

Consideration of resolution relating to:

1.	Proposed amendments to articles 10, 11 and 23 of the By-Laws

Luxottica Group S.p.A.

Resolutions presented for consideration by the

Ordinary and Extraordinary Meeting of Shareholders of

Luxottica Group S.p.A.

THE FOLLOWING PROXY CARD RELATES TO THE ORDINARY AND EXTRAORDINARY MEETING OF THE SHAREHOLDERS OF LUXOTTICA GROUP S.P.A. AND IS BEING SENT TO THE HOLDERS OF LUXOTTICA GROUP S.P.A. AMERICAN DEPOSITARY SHARES PURSUANT TO THE DEPOSIT AGREEMENT AMONG LUXOTTICA GROUP S.P.A., DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, AND THE REGISTERED OWNERS AND HOLDERS OF THE AMERICAN DEPOSITARY SHARES.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Proxies submitted over the Internet or by telephone must be received by 11:59 pm Eastern Time on May 7, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/lux Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.